The Herzfeld Caribbean Basin Fund, Inc.

Announces Special Meeting of Stockholders to be Held on June 17, 2025

MIAMI BEACH, FLA., May 7, 2025 –The Herzfeld Caribbean Basin Fund, Inc. (NASDAQ: CUBA) (the “Fund”) today announced that the Fund has filed preliminary proxy materials (“Proxy Materials”) with the U.S. Securities and Exchange Commission in connection with a special meeting of stockholders to be held on June 17, 2025, for its stockholders to consider and vote on proposals necessary to approve the Fund’s conversion from its current investment strategy and redirect the Fund to focus on a “CLO Equity Strategy”. With this change, the Fund’s primary investment objective will change to a total return strategy with a secondary objective of generating high current income for stockholders. In accordance with the change in investment objective, the Fund will focus on investing in equity and junior debt tranches of collateralized loan obligations, or “CLOs”. CLOs are portfolios of collateralized loans consisting primarily of below investment grade U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors.

The Fund’s Board of Directors (“Board”) has fixed May 5, 2025, as the record date for determination of the Fund’s stockholders entitle to notice of and to vote at the Fund’s special meeting.

The Fund’s special meeting will be held at the Fund’s offices at 119 Washington Avenue, Suite 504, Miami Beach, Florida 33139, on June 17, 2025, at 10:00 a.m., Eastern Time.

There are three proposals to be considered by the Fund’s stockholders at the special meeting:

●	Proposal 1 seeks approval of an amended and restated investment advisory agreement between the Fund and Thomas J. Herzfeld Advisors, Inc. (the “Adviser”) to permit the Adviser to receive a fee based on “managed assets” and an incentive fee.

●	Proposal 2 seeks approval to revise the Fund’s investment objective from obtaining “long term capital appreciation” to a primary objective of “maximizing risk adjusted total returns” with a secondary objective of “generating high current income;” and to reclassify the Fund’s investment objective as non-fundamental.

●	Proposal 3 seeks approval to amend the fundamental policies of the Fund related to borrowing, the issuance of senior securities, underwriting securities issued by other persons, industry concentration, the purchase or sale of real estate, the purchase or sale of commodities, and making loans to other persons.

The Investment Company Act of 1940, as amended (the “1940 Act”), requires any change to a fundamental policy and the entering into of the new investment management agreement be approved by “a majority of the outstanding voting securities” of the Fund (as defined under the 1940 Act).

The Proposals referred to above are discussed in detail in the Proxy Materials filed today with the SEC.

Additional Information about the Special Meeting

The Fund is filing today with the SEC its preliminary Proxy Materials (Filing Type: PRE 14A). The Fund's definitive Proxy Statement currently is anticipated to be filed with the SEC late in May 2025 (Filing Type: DEF 14A). Stockholders can obtain these documents (when available) free of charge from the SEC's website at www.sec.gov. The definitive Proxy Statement for the Fund also will be posted (when available) on the Fund's website at www.herzfeld.com/cuba. In addition, free copies (when it becomes available) of the definitive Proxy Statement and other documents filed with the SEC may also be obtained by directing a request to the Fund at (800) 854-3863.

This press release is for informational purposes and is not intended to, and does not, solicit a proxy from any shareholder of the Fund. The solicitation of proxies to effect the proposed changes is only be made by a definitive Proxy Statement.

This press release references a preliminary Proxy Materials filed by the Fund. The definitive Proxy Statement has yet to be filed with the Securities and Exchange Commission (the “SEC”). After the definitive Proxy Statement is filed with the SEC, it may be amended or withdrawn.

The Fund and its directors, officers and employees, and the Adviser, and its shareholders, officers and employees and other persons may be deemed to be participants in the solicitation of proxies with respect to the proposed fundamental policy changes and the proposed approval of the investment advisory agreement. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the Fund’s directors, officers and employees, and Adviser and its stockholders, officers and employees and other persons by reading the definitive Proxy Statement when it is filed with the SEC. INVESTORS AND SECURITY HOLDERS OF THE FUND ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. INVESTORS SHOULD CONSIDER THE INVESTMENT OBJECTIVE, RISKS, CHARGES AND EXPENSES OF THE FUND CAREFULLY. THE DEFINITIVE PROXY STATEMENT WILL CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVE, RISKS, CHARGES AND EXPENSES OF THE FUND.

The definitive Proxy Statement will not constitute an offer to buy or sell securities, in any state where such offer or sale is not permitted. Security holders may obtain free copies (when it becomes available) of the definitive Proxy Statement and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, free copies (when it becomes available) of the definitive Proxy Statement and other documents filed with the SEC may also be obtained by directing a request to the Fund at (800) 854-3863

About Thomas J. Herzfeld Advisors, Inc.

Thomas J. Herzfeld Advisors, Inc., founded in 1984, is an SEC registered investment advisor, specializing in investment analysis and account management in closed-end funds.

More information about the advisor can be found at www.herzfeld.com.

Past performance is no guarantee of future performance. An investment in the Fund is subject to certain risks, including market risk. In general, shares of closed-end funds often trade at a discount from their net asset value and at the time of sale may be trading on the exchange at a price which is more or less than the original purchase price or the net asset value. An investor should carefully consider the Fund’s investment objective, risks, charges and expenses. Please read the Fund’s disclosure documents before investing.

Forward-Looking Statements

This press release, and other statements that TJHA or the Fund may make, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to the Fund’s or TJHA’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. TJHA and the Fund caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and TJHA and the Fund assume no duty to and do not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. With respect to the Fund, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, particularly with respect to Cuba and other Caribbean Basin countries, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the Fund or in the Fund’s net asset value; (2) the relative and absolute investment performance of the Fund and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to the Fund or TJHA, as applicable; (8) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or TJHA or the Fund; (9) TJHA’s and the Fund’s ability to attract and retain highly talented professionals; (10) the impact of TJHA electing to provide support to its products from time to time; (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (12) the effects of an epidemic, pandemic or public health emergency, including without limitation, COVID-19. Annual and Semi-Annual Reports and other regulatory filings of the Fund with the SEC are accessible on the SEC’s website at www.sec.gov and on TJHA’s website at www.herzfeld.com/cuba, and may discuss these or other factors that affect the Fund. The information contained on TJHA’s website is not a part of this press release.

TJHA has received certain nominations or awards by third-parties as reflected herein. Investors should review the criteria for each nomination or award as reflected on the third-party's webpage. In addition, the nominations and awards reflect past performance of the nominee or award designee and may not reflect the current performance or status of any such firm or individual and may no longer be applicable. Morningstar award content presented with permission and licensing fee. Contact us for more information on how the ratings are apportioned and for full disclosures regarding third party news and awards.

Contact:
Thomas Morgan
Chief Compliance Officer
Thomas J. Herzfeld Advisors, Inc.
1-305-777-1660